U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Fan Owned Club, Inc.
(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

4100B WYOMING AVE

NASHVILLE, TN 37209

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Jillian Sidoti

Trowbridge Sidoti

38977 Sky Canyon Drive – Ste 101

Murrieta, CA 92563

(323) 799-1342

jillian@crowdfundinglawyers.net

(Name, address, including zip code, and telephone number, including area code, of agent for service)

7997	83-3879857
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

 PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER 2

Dated ___________________, 2020

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Fan Owned Club, Inc.

4100B WYOMING AVE

NASHVILLE, TN 37209

3,000,000 Shares of Common Stock at $10.00 per Share

Minimum Investment: 100 Shares ($1,000.00)

Maximum Offering: $30,000,000.00

The Company is hereby providing the information required by Part I of Form S-1 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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PLEASE REVIEW ALL RISK FACTORS ON PAGE 13BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Minimum Investment	$1,000.00	0	$1,000.00	None
Maximum Offering	$30,000,000.00	0	$30,000,000	None

_________

(1)	The Company intends to enter into a broker-dealer agreement with a registered FINRA for the administration of this Offering. The Company has not entered into any such agreement as of the date of this Offering. See “PLAN OF DISTRIBUTION.”

(2)	Does not reflect payment of expenses of this offering, which are estimated to not exceed $100,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include administrative fees paid to broker-dealers or technology providers. If the Company engages the services of additional broker-dealers in connection with the offering, their commissions will be an additional expense of the offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this offering. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed below. See "PLAN OF DISTRIBUTION."

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PLEASE INSERT A TABLE OF CONTENTS>

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock

Price Per Share:	$10.00

Minimum Investment:	$1,000.00 per investor (100 Shares of Common Stock)

Maximum Offering:	$30,000,000.00. The Company will not accept investments greater than the Maximum Offering amount.

Maximum Shares Offered:	3,000,000 Shares of Common Stock

Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO COMPANY” on page 36 herein.

Voting Rights:	The Shares have one vote per share. See the description of the voting rights of the stock on page 67 herein.

Length of Offering:

Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) if the Company in its sole discretion withdraws this Offering; or (3) the qualification of the Offering expires and the Company elects to not file a post-effective amendment to continue the Offering.

Implicit Valuation:	The implicit valuation of the Company’s outstanding shares is calculated by multiplying the number of shares currently outstanding by the offering price per share.

The Offering

Common Stock Outstanding (1)	2,536,168 Shares
Common Stock in this Offering (2)	3,000,000 Shares

Total Stock to be outstanding after the offering (3)	5,536,168 Shares

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1. There is one class of stock in the Company at present: Common Stock. The shares outstanding are as of the date of this Offering. It is expected that additional shares will be issued to various officers, directors, and other third-party services providers. There is currently no agreement for this issuance. For a full description of the rights of each class of stock, please see the section of this Offering Circular entitled “Securities Being Offered” on page 67 below.

Various stock was issued to officers, directors, consultants, and initial shareholders. These shares were issued in exchange for cash and services. It is expected that additional shares will be issued to insiders.

2. The total number of Shares of Common Stock (3,000,000) assumes that the maximum number of Shares are sold in this offering.

3. It is expected that, at some point in the future, the Company may issue additional shares to officers, directors, and consultants in exchange for cash and services.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an account in the Company’s name and will be immediately available to the Company. Once a subscription agreement is accepted by the Company, funds are non-refundable.

The Company plans to begin the proposed sale within two (2) calendar days after this Preliminary Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”). The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A public trading market for the Shares may not develop.

Perks

The Company intends to offer the following perks to investors who purchase shares in this Offering.

An investor who invests at least $1,000 will become a Fan Owner

•	100 shares of Fan Owned Club stock

•	Access to exclusive content

•	Limited edition FCPS scarf

•	10% discount off online team store merchandise

•	Two tickets per year to any FCPS home match

•	Invitation to annual owners meeting and party (up to 3 guests)

An investor who invests at least $1,500 will be entitled to the “Austrian Cup” benefits

•	150 shares of Fan Owned Club stock

•	Access to exclusive content

•	Limited edition FCPS scarf

•	10% discount off online team store merchandise

•	Two tickets per year to any FCPS home match (Owners Suite)

•	Invitation to annual owners meeting and party (up to 3 guests)

•	Limited edition FCPS Home jersey

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An investor who invests a minimum of $2,500 will become part of the Bundesliga League

•	250 shares of Fan Owned Club stock

•	Access to exclusive content

•	Limited edition FCPS scarf

•	10% discount off online team store merchandise

•	Two tickets per year to any FCPS home match (Owners Suite)

•	Invitation to annual owners meeting and party (up to 3 guests)

•	Limited edition FCPS Home and Away jersey, personalized with name on back

•	10% bonus shares

An investor who invests a minimum of $5,000 will become part of the Europa League

•	500 shares of Fan Owned Club stock

•	Access to exclusive content

•	Limited edition FCPS scarf

•	10% discount off online team store merchandise

•	Four tickets per year to any FCPS home match (Owners Suite)

•	Invitation to annual owners meeting and party (up to 3 guests)

•	Limited edition FCPS Home and Away jersey, personalized with name on back

•	2 travel vouchers for airfare and 3 nights hotel to a 2020/21 FCPS season match ($2,500 value)

•	10% bonus shares

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An investor who invests a minimum of $10,000 will become part of the Champions League

•	1,000 shares of Fan Owned Club stock

•	Access to exclusive content

•	Limited edition FCPS scarf

•	10% discount off online team store merchandise

•	Eight tickets per year to any FCPS home match (Owners Suite)

•	Invitation to annual owners meeting and party (up to 3 guests)

•	Limited edition FCPS Home and Away jersey, personalized with name on back

•	4 travel vouchers for airfare and 6 nights hotel to a 2020/21 FCPS season match ($5,000 value)

•	2 guaranteed tickets to any home or away Austrian Cup or UEFA play matches

•	10% bonus shares

Founder

Interested in playing a bigger role in Fan Owned Club? Contact us directly. We have a limited number of advisory council and other organizational roles. Minimum participation of 5,000 shares and approval by Board of Directors required.

Group Sales

Fan Owned Club is the perfect way to take membership in your youth or adult association or team to the next level. Custom packages may include individual shares for each association/team member, Hummel kit, special events and other benefits based on size of your group

Bonuses

Anyone purchasing in the first 45 days receives a Christian Ziege autographed inaugural jersey

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RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Related to our Business

Economic conditions could adversely affect the profitability of some or all of our businesses.

Turmoil in the financial markets could adversely affect economic activity in both Europe and in the United States. Our operations and performance depend significantly on worldwide economic conditions. The attendance of a sporting event and purchase of merchandise is discretionary, and the purchase of these items may be easily deferrable by consumers should the financial wherewithal of consumers not justify such purchases.

An uncertain worldwide economic environment could cause the reported financial information not to be necessarily indicative of future operating results or of future financial condition. The economic environment could affect our business in a number of direct and indirect ways including: the record of the team, thus effecting the popularity of events and merchandise; the likeability of our team; the increase in popularity of minor soccer clubs on a global and local level; changes in currency exchange rates; tightening of credit markets; and business disruptions due to difficulties experienced by suppliers (for our merchandise) and customers.

Our products face intense competition, and if we cannot compete successfully in our industry, and within our product lines, we could lose market share and our business could be adversely affected.

The markets for minor league sports teams are highly competitive and we face competition from a number of sources. Competition is primarily based on brand name recognition, the team’s record, the players the team attracts, the stadium and its features, the reach of the team beyond the local market, and the increase (or decrease) in the popularity of the sport of soccer. We will compete with not only other minor league soccer clubs, but also will compete with other sports and their popularity. Other soccer club competitors are significantly larger and have greater financial resources than we do. To compete effectively, we must (1) build the image of our brand and our reputation in our core markets; (2) be flexible and innovative in responding to changing market demands on the basis of brand image; (3) keep pace with rapid changes in marketing strategies; and (4) offer fans opportunities to interact with the team. The purchasing decisions of fans for either tickets or merchandise, are highly subjective and can be influenced by many factors, such as brand image, marketing programs and the team’s record. Several of our competitors enjoy substantial competitive advantages, including greater financial resources for competitive activities, such as sales and marketing and strategic acquisitions. The number of our direct competitors and the intensity of competition may increase as we expand. Our competitors also may be able to respond more quickly and effectively than we can to new or changing opportunities, standards or fan preferences. Our results of operations and market position may be adversely impacted by our competitors and the competitive pressures in the sporting apparel, sporting merchandise and live or televised sporting events.

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Increased competition in the markets for our products may cause us to reduce our prices to customers, which would cause our gross margin to decline if we are unable to offset price reductions with comparable reductions in our product costs. If our gross margin declines, our profitability could decline and we could incur operating losses that we may be unable to fund or sustain for extended periods of time, if at all. We cannot assure you that additional competitors will not enter our existing markets or that we will be able to compete successfully against existing or new competition.

Our failure to maintain or renew key agreements could adversely affect our ability to distribute our media content which could adversely affect our operating results.

We currently are allowed to practice and play games at a local stadium for no charge. This is through an agreement with the city in which we operate. However, the city may rescind this agreement. If they were to rescind this agreement. It would be incredibly harmful to our business as we lack the capital resources to build our own stadium and our team would no longer be able to play. We will need to continue to maintain a healthy relationship that allows the team to continue to play and practice. Our inability for any of the reasons set forth in these Risk Factors to maintain and/or renew or replace these agreements on terms favorable to us could adversely affect our financial outlook, liquidity, business and/or operating results.

The Company plans to spend substantial amounts to produce content, build infrastructure and market the team as well as look for new opportunities in sports team ownership as well as ways to distribute or stream games for additional viewership and fans globally. If, for any number of reasons, we are unable to continue to develop and monetize this distribution platform successfully, these additional costs could have a material adverse effect on our operating results.

We will need to find ways to disseminate games to a broader audience outside of the local market. The markets for sports teams, particularly minor league, are intensely competitive and include many subscription, transactional and ad-supported models and vast amounts of pirated materials, all of which capture segments of the sports video market. These markets have and are expected to continue to be subject to rapid changes, and new technologies and evolving business models are developing at a fast pace. The Company expects this competition to continue to grow and the markets to continue to transform. Many clubs and teams that have entered this space have vastly greater financial and marketing resources than the Company as well as longer operating histories, large customer bases and strong brand recognition. These competitors may secure better terms from suppliers, aggressively price their offerings and devote more technology and marketing resources.

Further, to implement such a model, we will require significant capital expenditures, content cost (which is sometimes capitalized) and operating costs. Capital expenditures result in increased amortization and depreciation and may require impairment charges if the assets do not provide adequate results. We also intend to continue spending significant amounts on marketing, including promotional offerings to attract, and retain fans both locally and digitally through streaming. Any and all such capital and operating costs, if not more than offset by revenues could have a material adverse effect on our business and operating results.

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Our failure to continue to build and maintain our brand could adversely affect our operating results.

We must build and maintain a strong brand identity to attract and retain fans who have a number of sports, sports team, and entertainment choices. The creation, marketing and distribution of live events, programming, that our fans value and enjoy is at the core of our business. Also important are effective consumer communications, such as marketing, customer service and public relations. The role of social media by fans and by us is an increasingly important factor in our brand perception. If our efforts to promote and maintain our brand, services and merchandise are not successful, our ability to attract and retain fans may be adversely affected. Such a result would likely lead to a decline in our fan base, game viewership and/or otherwise impact our sales of goods and services, which would adversely affect our operating results.

Our failure to retain or continue to recruit key performers could lead to a decline in the appeal of our storylines and the popularity of our brand of entertainment, which could adversely affect our operating results.

Our success depends, in large part, upon our ability to recruit, train and retain athletes who have the physical presence, athletic ability, and personality for our soccer club brand. We cannot guarantee that we will be able to continue to identify and train these athletes. Also, athletes that are more talented will come at a higher price. We may not be able to pay the price that such talented athletes demand. Additionally, we cannot guarantee that we will be able to retain our current players or team staff, such as coaches, either during the terms of their contracts or when their contracts expire. Our failure to attract and retain key players and successful coaches, an increase in the costs required to attract and retain such players or coaches, or a serious or untimely injury to, or the death of, or unexpected or premature loss or retirement for any reason of, any of our key players could lead to a decline in the popularity of our brand. Any of the foregoing issues could adversely affect our operating results.

A decline in the popularity of club soccer, including as a result of changes in the social and political climate, could adversely affect our business.

Our operations are affected by consumer tastes and entertainment trends, which are unpredictable and subject to change and may be affected by changes in the social and political climate. Our programming is created to evoke a passionate response from our fans. Changes in our fans’ tastes or a material change in the perceptions of our business partners, including sponsors and licensees, whether as a result of the social and political climate or otherwise, could adversely affect our operating results.

We face uncertainties associated with international markets, which could adversely affect our operating results and impair our business strategy.

We will be operating, largely, in Austria and within the continent of Europe. Cultural norms and regulatory frameworks vary in the markets in which we operate and our products' nonconformance to local norms or applicable law, regulations or licensing requirements could interrupt our operations or affect our sales, viewership and success in the markets. Operations overseas subjects us to numerous risks involved in foreign travel and operations and also subjects us to local norms and complex regulations (including visa obligations) in the event we recruit foreign players or executives. In addition, the licensing and/or sale of our goods and services in international markets expose us to some degree of currency risk. International operations may be subject to political instability inherent in varying degrees in those markets, terrorism and wars. Other risks relating to foreign operations include difficulties and costs associated with staffing and managing foreign operations, management distraction, new and different sources of competition, compliance with U.S. and international laws relating to, among other things, bribery, less favorable foreign intellectual property laws, laws relating to repatriation of funds, lower levels of Internet availability, complexity of VAT and other local tax laws, and data protection, consumer protection, censorship, licensing and other regulatory matters as well as possible reputational risks. The GDPR applies to certain of our operations, and its provisions are far reaching, and noncompliance could result in significant fines, operational issues and/or harm to reputation. While we have committed significant financial and personnel resources toward compliance, no assurances can be provided that our efforts will be entirely successful. These risks could adversely affect our operating results and impair our ability to pursue our business strategy as it relates to international markets, which could adversely affect our business.

We will own less than majority control of Gmbh which could hinder our ability to control and we may not complete our purchase of ownership in GmbH if we do not raise sufficient funds.

Three of the six members of Verein are also officers of the Company: Mark Ciociola, our CEO; Steve Paris, our CFO; and Trey Fitz-Gerald, our EVP of Marketing, but the Company does not have control and we could lose control of Verein. Verein has a majority control over the Gmbh and Fan Owned Club will have a minority interest as required by Austrian law. There is a potential that we may lose the ability to take part in managing Verein. Further, there is a possibility that our purchase of ownership in GmbH will not be consummated or will not be consummated on the anticipated terms. Even though many terms have been negotiated, those terms are not finalized and the end agreement may not contain the terms currently anticipated by the parties.

We face uncertainties regarding our leasing arrangement

The Club has a lease for the use of a stadium which expires June 30, 2020, subject to renewal until a new lease is executed. Based upon management, the revised lease terms will include the following (in US $); term 25 years, annual rent $11,125, Price per ticket, $1.1124 and rent not to exceed $22,250. There is no guarantee that our lease will be renewed. If we were to lose our agreement to lease the stadium, our business will be negatively affected . With uncertainty regarding recent world events, we are unsure of the future regarding our lease and our upcoming season. Due to the canceling of the 2020 Olympics in Tokyo, Japan, it is foreseeable that any soccer season in Europe for 2020 will also be cancelled.

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We face uncertainties associated with COVID -19 and gatherings of any number of people .

T he world , including the entire continent of Europe and the United States America, are currently not allowing any gatherings of people including for sporting events. Sporting events worldwide and every other social engagement has been cancelled due to the outbreak of COVID-19. It is uncertain when the ban on social gatherings in Europe will end and when sporting events will resume. This will most certainly have a negative impact on our season and will have a negative impact on potential revenues. To date, the Company has not generated any revenues. It is expected that the Company will not generate reven ues for some time due to the lack of soccer season in Europe. Therefore, our timeline to generate income will be greater than previously expected and may be impacted by a year or more.

We could incur substantial liability in the event of accidents or injuries occurring during our physically demanding events.

We will hold multiple soccer matches each year and our team will travel to events in other locations. This schedule exposes our players and our employees who are involved in those matches to the risk of travel and game-related accidents, the consequences of which are not fully covered by insurance. The physical nature of our events exposes our players to the risk of serious injury or death. We intend to self-insure a substantial portion of any other liability that we could incur relating to such injuries. Liability to us resulting from any death or serious injury sustained by one of our players while playing, to the extent not covered by our insurance, could adversely affect our business, financial condition and operating results.

The team overall will be adversely affected if we cannot satisfy the standards established by testing and athletic governing bodies.

We expect that we will need to adhere to standards established by a number of regulatory and testing bodies, as well as by athletic organizations and governing bodies. We cannot provide any assurance that we will satisfy standards, athletic organizations and governing bodies or that existing standards will not be altered in ways that adversely affect our brands and the sales of our products, which has occurred in the past. Any failure to comply with applicable standards could have a material adverse effect on our business.

The seasonality of our sales may have an adverse effect on our operations and our ability to service our debt.

Our business is subject to seasonal fluctuations. This seasonality requires that we effectively manage our cash flows over the course of the year. If our sales were to fall substantially below what we would normally expect during particular periods, our annual financial results would be adversely impacted and our ability to service our debt may also be adversely affected. Accordingly, comparisons of quarterly information from our results of operations may not be indicative of our ongoing performance.

Our success is dependent on our ability to protect our worldwide intellectual property rights and if we are unable to enforce and protect our intellectual property rights, our competitive position may be harmed.

We will most likely rely on a combination of trademark and trade secret laws in the United States, Europe, and other jurisdictions and contractual restrictions, such as confidentiality agreements, to protect certain aspects of our business. We also enter into invention assignment agreements with our employees and consultants. Our success depends in part on our ability to protect our trademarks from unauthorized use by others. If substantial unauthorized use of our intellectual property rights occurs, we may incur significant financial costs in prosecuting actions for infringement of our rights, as well as the loss of efforts by managers who must devote attention to these matters. We cannot be sure that our trademarks, or other protections such as confidentiality, will be adequate to prevent imitation by others. We may be unable to prevent third parties from using our intellectual property without our authorization, particularly in countries where we have not perfected our proprietary rights, where the laws or law enforcement practices do not protect our proprietary rights as fully as in the United States, or where intellectual property protection is otherwise limited or unavailable. If we fail to obtain trademark protection or prevent substantial unauthorized use of our brands, we risk the loss of our intellectual property rights and competitive advantages we have developed, causing us to lose net sales and harm our business. Accordingly, we intend to devote substantial resources to the establishment and protection of our trademarks and continue to evaluate the registration of additional trademarks and service marks, as appropriate. We cannot guarantee that any of our pending applications will be approved by the applicable governmental authorities. Moreover, even if the applications will be approved, third parties may seek to oppose or otherwise challenge these registrations.

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We cannot assure that any third-party trademarks for which we have obtained licenses are adequately protected to prevent imitation by others. If those third-party owners fail to obtain or maintain adequate trademark protection or prevent substantial unauthorized use of the licensed intellectual property, we risk the loss of our rights under the third-party intellectual property and competitive advantages we have developed based on those rights.

We cannot assure that our actions taken to establish and protect our brands will be adequate to prevent others from seeking to block sales of our products or to obtain monetary damages, based on alleged violation of their trademarks or other proprietary rights.

We have limited management resources and are dependent on key executives.

We are currently relying on key individuals to continue our business and operations and, in particular, the professional expertise and services of Steve Paris, Chief Financial Officer and Mark Ciociola, Chief Executive Officer, as well as key members of our executive management team and others in key management positions. Our future success depends in large part on the continued service of Messrs. Paris and Ciociola. If our officers and directors chose not to serve or if they are unable to perform their duties, and we are unable to retain a replacement qualified individual or individuals, this could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace the current officers and directors with other qualified individuals.

Risks Related to this Offering

There is no market for our stock and for the foreseeable future, it is unlikely one will develop.

Prior to this offering, there has been no public market for shares of our preferred or our common stock. An active market may not develop following completion of this offering, or if developed, may not be maintained.

We have no intention to pay cash dividends on our preferred or common stock for the foreseeable future.

We currently expect to retain future earnings, if any, to finance the growth and development of our business and do not anticipate paying any cash dividends for the foreseeable future. Therefore, you possibly will not receive any return on an investment in our preferred or converted common stock unless you sell your preferred or converted common stock for a price greater than which you paid for it.

Our offering price is arbitrary and bears no relationship to our assets, earnings, or book value.

There is no current public trading market for the Company's stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the stock.

New shareholders will experience immediate dilution.

The net tangible book value of the preferred or converted common stock offered hereby will be substantially diluted below the offering price paid by investors. Therefore, new shareholders will experience immediate dilution.

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The Company may undertake additional equity or debt financing that may dilute the shares in this offering

The Company may undertake further equity or debt financing which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of shares subscribed for under this offering.

An investment in the shares is speculative and there can be no assurance of any return on any such investment

An investment in the Company’s shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The shares are offered on a “best efforts” basis and the Company may not raise the maximum amount being offered

Since the Company is offering the shares on a “best efforts” basis, there is no assurance that the Company will sell enough shares to meet its capital needs. If you purchase shares in this offering, you will do so without any assurance that the Company will raise enough money to satisfy the full use of proceeds to Company which the Company has outlined in this offering circular or to meet the Company’s working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity it needs to raise

There is no assurance that the maximum amount of shares in this offering will be sold. If the maximum offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this offering.

Because the Company does not have an audit or compensation committee, shareholders will have to rely on our directors to perform these functions

The Company does not have an audit or compensation committee comprised of independent directors or any audit or compensation committee. The board of directors performs these functions as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

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The Company has made assumptions in its projections and in forward-looking statements that may not be accurate

The discussions and information in this offering circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this offering circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the offering circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this offering circular or in other reports issued by us or by third-party publishers.

The Company has significant discretion over the net proceeds of this offering

The Company has significant discretion over the net proceeds of this offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

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You should be aware of the long-term nature of this investment

There is not now, and likely will not be in the near future, a public market, for the shares. Because the shares have not been registered under the securities act or under the securities laws of any state or non-united states jurisdiction, the shares may have certain transfer restrictions. It is not currently contemplated that registration under the securities act or other securities laws will be affected. Limitations on the transfer of the shares may also adversely affect the price that you might be able to obtain for the shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

 You will not have a vote or influence on the management of the Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase shares unless he or she is willing to entrust all aspects of management to the Company.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

USE OF PROCEEDS TO COMPANY

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

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A portion of the proceeds from this Offering may ultimately be used to compensate or otherwise make payments to officers or directors of the Company. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. Until sufficient funds are raised by the Company to sufficiently fund research activities, management may utilize some or all of the funds from this Offering for further capital raising efforts, rather than as set out in this Use of Proceeds section of the Offering Circular.

	10%	25%	50%	75%	100%
Shares Sold	300,000	750,000	1,500,000	2,250,000	3,000,000
Gross Proceeds	$3,000,000	$7,500,000	$15,000,000	$22,500,000	$30,000,000
Offering Expenses(1)	$500,000	$500,000	$500,000	$500,000	$500,000
Selling Commissions & Fees(2)	$-	$-	$-	$-	$-
Net Proceeds	$2,500,000	$7,000,000	$14,500,000	$22,000,000	$29,500,000
Marketing	$125,000	$550,000	$1,000,000	$1,250,000	$1,250
Salaries and Wages	$1,231,216	$2,025,000	$4,037,500	$6,075,000	$10,125,000
Merchandising	$19,500	$73,125	$195,000	$292,500	$390,000
Facility and Infrastructure	$43,750	$323,750	$1,163,750	$2,003,750	$2,504,688
Rent	$-	$45,600	$50,400	$55,200	$55,200
Office Expense	$5,963	$22,359	$59,625	$89,438	$119,250
Furniture; Fixtures	$-	$5,000	$8,000	$10,000	$10,000
Travel	$28,800	$43,200	$57,600	$72,000	$86,400
Utilities	$-	$10,800	$14,400	$18,000	$21,600
Computers & Software	$5,000	$15,000	$20,000	$25,000	$30,000
Licenses	$5,000	$10,000	$10,000	$10,000	$10,000
Insurance	$50,000	$100,000	$100,000	$100,000	$100,000
Legal and Accounting	$88,000	$116,000	$149,600	$172,000	$188,800
Debt Service (3)	$824,856	$824,856	$824,856	$824,856	$824,856
Working Capital	$72,916	$2,835,310	$6,809,269	$11,002,257	$15,032,957
Total Use of Net Proceeds	$2,500,000	$7,000,000	$14,500,000	$22,000,000	$29,500,000
Total Use of Net Proceeds
Total Use of Gross Proceeds	$3,000,000	$7,500,000	$15,000,000	$22,500,000	$30,000,000

(1)	We believe marketing expenses, legal expenses, upload costs, audit expenses, and other expenses related to the Offering will amount to approximately $500,000.

(2)	At some time in the future, the Company my enlist the services of a licensed broker dealer to sell the securities at which time, the Company will update this use of proceeds table.

(3)

The Company intends on borrowing money from the officers and directors to initially close on Fussballclub Pinzgau Saalfelden. Thereafter, the Company will continue making payments for the purchase. The Company will then, most likely, repay those loans on the following schedule, without interest:

3 year loan payback	$251,856.00
12 month loan payback	$50,000.00
Deferred expenses	$73,000.00
Balance of Club purchase	$450,000.00
Total	$824,856.00

This agreement is not in writing. There is a possibility that the officers and directors will instead provide capital by purchasing equity in the Company.

DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the common stock offered under this offering. Our Offering Price is arbitrary with no relation to value of the Company. The Company intends to engage a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services. The Company has not yet entered into any agreements with a broker-dealer.

If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 54.19% of the total outstanding shares of stock of the Company.

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DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 54.19% of the total Shares of stock of the Company outstanding as of March 20, 20 20. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company. The officers, directors, consultants, and shareholders were issued or purchased shares for varying amounts from $.0001 per share (par value) to $1.00 per share compared to the public which will be purchasing the shares for $10 per share.

	100%	75%	50%	25%	10%
Net Tangible Assets	$30,000,000.00	$22,500,000.00	$15,000,000.00	$7,500,000.00	$3,000,000.00
Offering Expenses	$500,000.00	$500,000.00	$500,000.00	$500,000.00	$500,000.00
Net Tangible Assets Less Offering Expenses	$29,500,000.00	$22,000,000.00	$14,500,000.00	$7,000,000.00	$2,500,000.00
Shares Sold Under this Offering	3,000,000	2,250,000	1,500,000	750,000	300,000
Total Shares After Offering (1)	5,536,168	4,786,168	4,036,168	3,286,168	2,836,168
Previous Net Tangible Value	$0.48335	$0.48335	$0.48335	$0.48335	$0.48335
Book Value per Share After Offering (2)	$5.33	$4.60	$3.59	$2.13	$0.88
Increase to Old Shareholders	$4.85	$4.11	$3.11	$1.65	$0.40
Change in Value	$4.67	$5.40	$6.41	$7.87	$9.12
Percentage Dilution	46.71%	54.03%	64.07%	78.70%	91.19%
Price per Share to Founders, Officers, Directors (2)	$0.23	$0.23	$0.23	$0.23	$0.23
Price Per Share to Shareholders under this Offering (3)	$10.00	$10.00	$10.00	$10.00	$10.00
Difference in Price Per Share	$(9.77)	$(9.77)	$(9.77)	$(9.77)	$(9.77)

(1)	Accounts for all shares outstanding as of March 20, 2020
(2)	Based on all shares outstanding as of March 20, 2020
(3)	Shares were issued in exchange for services and cash with an average per share price of $.23 per share. This does not account for services rendered.

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PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $30,000,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. No compensation will be paid to any principal, the officers, or any affiliated company or party with respect to the sale of the Shares. This means that no compensation will be paid with respect to the sale of the Shares to any of officer or directors of the Company. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its officers or directors, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers.

Funds tendered by investors will be kept in an account at FDIC insured bank account in the name of the Company and will be immediately available to the Company. All subscribers will be instructed by the Company or its agents to transfer funds by wire, check, credit or debit cards or ACH transfer directly to the bank account established for this Offering or deliver checks made payable to “Fan Owned Club, Inc.”. Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten (10) days of tender, in which event investor funds held in the subscription account will promptly be refunded to each investor without interest. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the Closing Date if the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders. All of the Common Stock was authorized as of June 30, 2019 and issued by the Company.

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After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. The Company does not intend to use an escrow agent as this is a “best efforts” offering and funds will be available immediately to the Company for use.

We initially will use our existing website, www.FanOwnedClub.com, to provide notification of the Offering. This Preliminary Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the www.FanOwnedClub.com website.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company intends to engage a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

1. Accept investor data from the Company;

2. Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering ("AML"), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

3. Review subscription agreements received from prospective investors to confirm they are complete;

4. Advise the Company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

5. Contact the Company and/or the Company's agents, if needed, to gather additional information or clarification from prospective investors;

6. Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7. Serve as registered agent where required for state blue sky requirements,

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8. Transmit data to the Company's transfer agent in the form of book-entry data for maintaining the Company's responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping;

9. Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and

10. Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

Funds will be deposited in an account and will be made immediately available to the Company. No escrow account will be utilized. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company. All inquiries regarding this offering should be made directly to the Company.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue indefinitely until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver a check, certified funds or another acceptable form of payment for acceptance or rejection. The minimum investment amount for a single investor is 100 Shares of Common Stock in the cumulative principal amount of $1,000.00. All subscription checks should be sent directly to the Company at 4100b Wyoming Ave, Nashville, Tn 37209. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 2” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

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Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

DESCRIPTION OF THE BUSINESS

Overview

Problem Worth Solving

Professional sports fans invest significant amounts of time, emotion and money into the teams they support. According to Forbes, Americans spend $56 billion on sporting events every year,1 and datascience@berkley reports that the average cost of for one person to attend just one NFL game from 2013 to 2017 was as high as $200.2 New MLS season ticket holders paid an average of $4,461 in 2018.3 There is no question that sports fans are willing to spend dearly to support their favorite team.

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The hunger for more ways for sports fans to engage also seems insatiable. Sports podcast revenue grew over 200% to $220 million annually from 2015-2017.4 Fantasy sports, the closest that the average fan will likely get to having the ownership experience, has grown to 59 million users in the U.S. and Canada.5

Yet outside of fans of the NFL’s Green Bay Packers, which has been a publicly owned, nonprofit corporation since Aug. 18, 1923,6 it is simply not possible for any but the ultra-wealthy in the U.S. to own a piece of a professional sports team. Even purchasing a lower division professional U.S. soccer team, with no upward mobility, requires $3-$5 million in expansion fees.7

Our Solution

Starting Fall 2019, FAN OWNED CLUB will begin purchasing minority shares in Football Club Pinzgau Saalfelden (FCPS), a third division Austrian club that has a straightforward path to the first division with additional investment. The Austrian first division or Bundesliga is ranked 12th out of the 55 country associations in the Union of European Football Associations (UEFA). Each year they compete for one of five berths to represent Austria in the UEFA Champions and Europa League tournaments.

For less than the average many pay for season tickets each year, fans will actually own shares in a Company that owns a portion of a professional soccer team that we expect to be playing in the top flight of a major European league within a short period of time. FAN OWNERS will be given unprecedented VIP access to coaches, players and management, a behind the scenes look at the operation of a club and the opportunity to participate in some club decisions such as the design of new kits annually.

Target Market

Our primary target market is soccer fans in the United States. As of 2018, there are currently approximately 325,000 season ticket holders and approximately 25,000 individuals on season ticket wait lists for the 23 clubs in Major League Soccer.8 Interest in the league is strong enough that league has already named additional expansion clubs (Miami, Austin, Cincinnati, Nashville, St. Louis) and has committed to at least two more.9

U.S. interest in European soccer is also at an all-time high. The International Champions Cup, a series of exhibition matches featuring European clubs played 12 matches across the U.S. in 2017, averaging 57,000 fans in attendance. TV ratings for European matches consistently see more viewers than North American soccer does. In 2017 ESPN averaged 272,000 viewers for 30 regular season telecasts this and Fox averaged 236,000 viewers for 33 broadcasts. The English Premier League attracts even larger audiences, averaging 422,000 viewers, even though many matches are on weekend mornings.10

A 2017 study by Universitaet Tübingen in Germany conducted a nationwide study on the popularity of European soccer in the U.S. concluding that, “European professional soccer has a growing fan base in the USA.” Respondents’ ranked their soccer interest as 1) English Premier League, 2) UEFA Champions League and 3) American based MLS. The study also showed that in cities with MLS teams, a majority of fans had a greater interest in international soccer than in their own club.

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Our Advantages

We are offering our FAN OWNERS the opportunity to truly become a part of the club. No other professional soccer club offers our intended level of involvement and access to the club. The club will be targeted specifically at people living in the US and will provide numerous opportunities for its FAN OWNERS to follow and engage with the team from wherever they may live.

All the things you might expect as a FAN:

•	Matches streamed live and archived on the website (planned for 2020-21 season)

•	Weekly podcast recapping the previous match with coach and player interviews

•	Team merchandise available through online store

•	Tour packages to visit games in Austria and North American exhibitions

Plus the experiences that only OWNERS have:

•	Small group Skype calls with coaching staff and management

•	Informative email newsletters with financial and other behind the scenes aspects

•	VIP access to Owner’s Suite at home matches

•	Annual Owner’s meeting in Austria coinciding with a home match

•	Participate in design of kit and other key decisions

•	Discounts on merchandise and tour packages

•	Priority access to special events in the U.S. and Austria

•	The opportunity to buy and sells ownership shares through the Share Exchange

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SWOT Analysis

• Agreement with established team • Current management has stake in success • Soccer experience of Mgt/ advisory team • First mover / unique	• U.S. infrastructure needs to be built • Limited current English language coverage • Limited opportunity for fans to attend games • Current team in 3rd division

• Growth of MLS & strong interest in Intl. soccer • U.S. sponsorship & tourism packages • Current 3rd division teams have limited interest in promotion	• Investment funds primarily generated through share sales • New market entrants • Team promotion not guaranteed • Changes to Austrian league rules

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COMPANY OVERVIEW

Legal Structure and Ownership

Currently, FC Pinzgau Saalfelden (Verein) holds the license from the Austrian Football Association and directly operates the FC Pinzgau Saalfelden club. By law the Verein is a non-profit organization whose assets must only be used for fulfilling the Verein’s purpose of operating the soccer team.

Association rules allow the outsourcing of the soccer team to a corporation if among other requirements:

1)	the Verein maintains controlling influence over the corporation (50%+1 voting rights) and

2)	the corporation must be a domestic (Austrian) entity.

As such, an Austrian Limited Liability Company (Gmbh) is in place & directly operates the soccer team with the Verein holding majority voting rights. FAN OWNED CLUB will own the balance of the interest in the Gmbh and Directors of FAN OWNED CLUB will join the ownership group of the Verein. On December 19, 2019, the Company entered into an agreement to purchase 49.9% of the Gmbh for EUR434,750.

In the U.S., FAN OWNED CLUB is incorporated as a Delaware Corporation as defined under the Delaware General Corporation Law, Title 8 of the state code. There are six members of Verein that effectively set the annual operating budget and appoint the managing director of GmbH. Three of the six members of Verein are also officers of the Company: Mark Ciociola, our CEO; Steve Paris, our CFO; and Trey Fitz-Gerald, our EVP of Marketing. Although the provisions governing the agreement between the six parties in Verein are not yet finalized, the proposed agreement includes that the managing director of GmbH or the Fan Owned Club will have the right to break any ties.

Further, the proposed articles for the GmbH state that transactions and measures listed in Appendix 8.5 require 75% of the votes. With the Verein retaining 51% control and the GmbH retaining 49% control, both entities must be aligned at all times on all major decisions, obviously this requires both entities to be aligned on all decisions to reach the 75%. Appendix 8.5 requires that high valued transactions (those over €20.000), management hires and the annual budget are approved by 75%. For items not in this Appendix, the decision rests with the managing director (currently contemplated to be our CEO, Mark Ciociola.)

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Milestones

Below are the estimated milestones that the Company expects to reach over the next twelve (12) months.

December 2019: FOC acquires 49.9% of FC Pinzgau Saalfelden (FCPS)

March 2020: FOC website and eCommerce platform complete

April 2020: Shareholder acquisition marketing plan begins

April 2020: Application for FCPS promotion to 2nd division submitted

April 2020: FCPS English language site goes live

May 2020: Beta test of live match streaming begins

May 2020: Conclusion of 2019/20 season, final promotion decision

July 2020: Start of 2020/21 season begins, online match streaming live

September 2020: fully funded (public share raise ends)

Competition

While a number of professional teams in the U.S. have been publicly traded in the past including the Boston Celtics (NBA), Delaware Panthers (NHL) and Cleveland Indians (MLB), currently the Green Bay Packers are the only professional American sports franchise owned by individual shareholders.11 Shareholders have the right to attend an annual shareholders meeting and the right to vote for the members of the board of directors that will elect the seven member executive committee that operates the club.12 Otherwise, shareholders receive no special perks, not even merchandise discounts or access to special events.

Seasonality

Revenues will fluctuate greatly throughout the year as soccer is a seasonal sport that has only a partial year schedule. Our fan base may be impacted by the performance of our team in any given season. We expect to demonstrate more predictable seasonal patterns our team becomes more established and we have a longer history to assess potential revenues each season.

DESCRIPTION OF PROPERTY

The Company owns no real property. With the proceeds from this Offering, the Company intends to procure appropriate office space as discussed in our section entitled “Use of Proceeds.”

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SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Shares thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended June 30, 2019 are derived from our audited financial statements.

As of June 30, 2019

TOTAL ASSETS	$19,334

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current Liabilities	$5,000

TOTAL LIABILITIES	$5,000

TOTAL SHAREHOLDER’S EQUITY	$14,334

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,334

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

BUSINESS

Fan Owned Club, Inc. (the “Company”) was formed on March 6, 2019 as a Delaware Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Delaware.

There is one class of stock in the Company:

Voting Common Stock

The total number of shares of both classes of stock the Company is authorized to issue is 110,000,000 shares, all of which are currently Common Stock.

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Description of Rights of Common Stock

All Shares of Common Stock shall be identical. All holders of shares of Common Stock shall be identical and shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder.

Description of Preferred Stock

To date, the Company has not designated any of the authorized stock as preferred stock, however, at some time in the future, the Company may designate some of its authorized stock as preferred stock at some point in the future. Such preferred stock may have preference over the common stock in terms of dividends and voting.

Results of Operations

The period of March 6, 2019 (date of inception) to June 30, 2019

Revenue. Total revenue for the period from March 6, 2019 (date of inception) to June 30, 2019 was $0 as the Company was in the start-up phase.

Operating Expenses. Operating expenses for the period from March 6, 2019 (date of inception) to June 30, 2019 were $25,666.

Net Loss. Net loss for the period from March 6, 2019 (date of inception) to June 30, 2019 was $25,666. This is equal to the Operating Expenses since there were no revenues during that start-up period.

The period from inception (March 6, 2019) to June 30, 2019

Revenue. Total revenue for the period ended June 30, 2019 was $0.

Operating Expenses. Operating expenses for the period June 30, 2019 were $25,666. Operating expenses were for selling, general and administrative expenses.

Net Loss. Net loss for the period ended June 30, 2019 was $25,666.

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Liquidity and Capital Resources

The Company had net cash of $14,334 as of June 30, 2019.

During the period from March 6, 2019 (date of inception) to June 30, 2019, we used $25,666 of cash to cover the operating expenses.

During the period from March 6, 2019 (date of inception) to June 30, 2019, $0 of Company cash was used for either financing activities or investing activities and all capital needs were met by the founders.

The Company sold $10,000 in stock to an outside investor and received $30,000 from an officer in ex change for stock during the period ended June 30, 2020.

Subsequent to June 30, 2020, the Company sold shares of stock to insiders, officers, and investors for approximately $388,629 in cash.

Related Party Transactions

We have issued 30,000 shares of stock to an officer in exchange for cash. It is expected the Company will issue shares to officers, directors and consultants for cash and services in the future.

Plan of Operations

Management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once certain funding milestones are met, to move into marketing efforts, developing the team, developing our website, and marketing our offering.

Upon receipt of funding, we intend to carry out our plan of marketing the team, expanding its opportunities, building the staff, and building fan support for FC Pinzgau Saalfelden. Facilities for the team are secured under a long-term and rent-free agreement. This gives the Company the opportunity to spend its resources elsewhere. To date, the Company has entered into agreements with coaches, managers, and support persons to improve the team. The Company will also be able to work to make improvements to the team’s home facilities, such as:

•	Expansion of seating capacity to accommodate 7,000 – 10,000 spectators

•	Addition of team store and expanded concessions

•	Upgrade of current lights (requirement for play in upper divisions)

•	Ancillary improvements to create a community and family friendly destination

All of these improvements have the intention of increasing revenues. The principals of the Company are located in Nashville, TN and look to create a global awareness of the team in the next 12 months. Specifically, the Nashville location will provide the following services:

1) Fan & Owner Relations - our shareholders will have a constant point of contact within the US to answer any questions, assist with planning trip to Austria, technical support on our website and more

2) Merchandise Sales & eCommerce - our shareholders and general fans will be able to purchase apparel and memorabilia from our site and all orders will be fulfilled from within the US

3) Sponsorships & Corporate Sales - because of the large US audience we will be reaching, we anticipate selling a number of sponsorships to US based companies

4) Soccer Academy - we plan on opening an academy in the Nashville area. This will allow youth soccer players to grow and develop within our system

5) Partnership with youth clubs - we plan on partnering with youth clubs from all across the country. Our Nashville office will be the point of contact for the heads of these clubs. Select kids from these club can come train with us in Nashville. We also plan on supplying FCPS branded uniforms to the clubs we partner with.

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In our opinion, the proceeds from this Offering may not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds to implement the plan of operations. During that time frame, we may not be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will need to attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Recent purchase of 49.9% interest in Austrian Soccer Association

Pursuant to an Investment Framework Agreement, dated December 19, 2019 (Agreement), the Company purchased a 49.9% interest (the maximum allowed by the Österreichischer Fußball-Bund (ÖFB)), in Fussballclub Pinzgau Saalfelden, an association which is the sole shareholder of FC Pinzgau Saalfelden Gmbh, a limited liability company (Club) incorporated in Austria, April 13, 2018, to exploit the business of the Football Club. The purchase price of the 49.9% interest was EUR 434,750, (USD: $483,616*).

The Agreement provides that the seller of the 49.9% interest, shall increase its capital from EUR 35,000 to EUR 69,750, and that the Company shall be solely entitled to subscribe for such newly issued shares of capital upon the payment of the purchase price of EUR 434,750. The Football Club means collectively, the players, coaches and staff members who are taking part in the regular championship performance in any football league.

The Club has a lease for the use of a stadium which expires June 30, 2020, subject to renewal until a new lease is executed. Based upon management, the revised lease terms will include the following (in US $); term 25 years, annual rent $11,125, Price per ticket, $1.1124 and rent not to exceed $22,250. Please see “Risk Factors” for the risks associated with the Club’s lease.

The purchase price is to be paid for the Club is as follows:

Payment made by December 31, 2019	EUR 34,750 (USD 38,656*)
Within sixty days after the Company commenced
Selling the shares offered herein	EUR 200,000 (USD; $222,480*)
December 31, 2020 EUR 200,000	(USD; $222,480*)

•	Based upon a conversion rate as of December 19, 2019 of USD $ 1.1124: EUR 1

The management prepared, unaudited balance sheet financial highlights of FC Pinzgau Saalfelden Gmbh (the Club) as of December 31, 2018 and June 30, 2019 and the unaudited financial highlights of the Statements of Operations for the period from April 13, 2018 (inception) to December 31, 2018, and for the six months ended June 30, 2019, are presented in US Dollars using the above conversion rate as part of the subsequent notes to our financial statements .

Trend Information

Because we are still in the startup phase and have only recently launched the Company, Company. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined in this Offering Circular and attachments as critical to our business operations and an understanding of our results of operations. Those policies outlined are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company had no revenue during 2019.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The directors, executive officers and significant employees of the Company as of the date of this filing are as follows:

Name	Position	Age	Term of Office
Executive Officers
Mark Ciociola	CEO, President, Secretary	39	March 6, 2019 to present

Stephen Paris	CFO, Treasurer	48	March 6, 2019 to present

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Directors, Executive Officers and Significant Employees

As of the date of this filing, FAN OWNED CLUB has two officers, Mr. Mark Ciociola and Mr. Stephen Paris who are not currently receiving a salary.

The number of business and direct research personnel hired by FAN OWNED CLUB will scale based upon funds raised in the offering and as operating needs warrant.

FAN OWNED CLUB business board members serve unless and until a successor is elected and qualified. Business board members will not receive compensation for attendance in board meetings, but may be reimbursed for reasonable expenses incurred during the course of their performance. Personnel currently serving as officers and board members of FAN OWNED CLUB include:

Mark Ciociola, 39, Chief Executive Officer, is a successful entrepreneur who for the last eight years has been the owner and operator of multiple franchises of Discovery Map International, a multimedia marketing and advertising company focused on the tourism industry. Mark is a former college basketball coach, real estate broker and owner of sport tourism company. He holds a Masters degree in Sports Administration from Florida State University and BS in Communications from the University of Wisconsin Madison.

Stephen Paris, 48, Chief Financial Officer, has 25 years of experience in both big corporate and startup settings. Since 2009, he has served as Senior Vice President, U.S. Retail for Aimia, a global loyalty management and data marketing company, where he worked directly with large retailers and consumer packaged goods companies including CVS Health, BJ’s Wholesale Club, Wegmans, General Mills, Unilever and Kraft Heinz. Steve holds an MBA from Washington University in St. Louis BS and a BS in Sport Management from the UMASS Amherst.

Gerald (Trey) Fitz-Gerald, 49, Executive Vice President Marketing, owns 27 years of media and marketing experience in professional sports, primarily soccer, and is a veteran of five professional organizational launches. Since October of 2018, Trey has worked as an independent marketing contractor for Major League Soccer. Prior to that Trey served as the Senior Vice President of Marketing and Communications for Major League Soccer club Real Salt Lake since 2004, where he oversaw the Club’s branding, marketing, advertising, TV and radio broadcast, media, public and community relations efforts. Fitz-Gerald earned a B.A. in English from Regis (Colo.) University.

Rob Zarkos, 46, Strategic Advisor, is a soccer professional who has served as Executive Vice President of Soccer Operations for MLS team Real Salt Lake since 2014. Rob is directly responsible for team budgets, player movement and all team operations for Real Salt Lake, their USL team, women’s team and the Club’s youth academy. Since 2017, he has also served as President of Apex Ridge Capital, a cryptocurrency based investment fund. Prior to these roles, Rob served as in-house counsel for financial services and other firms for ten years. Rob has a JD from Willamette University College of Law and a BA in East Asian Studies and Chinese Economics from Western Washington University.

Dave Crouch, 52, Strategic Advisor, is the president of ten24 Digital Solutions, an eCommerce software company recently named to Inc Magazine’s Fast 5000 list of private companies. Dave founded ten24 in 2008. He has an extensive background in marketing, media and software sales. Dave has a BS in Communications from Syracuse University, where he was also a member of the varsity soccer team.

Chris Wingert, 37, Strategic Advisor, is a well-known name in USA soccer. Currently a player agent with Sports Invest USA, Chris retired in 2018 after 14 years in the MLS, where he was a starting defender with Real Salt Lake's 2009 MLS Cup Championship team. Playing at St. John’s University, Chris was awarded the 2003 Hermann Trophy as the top male collegiate soccer player.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From March 6, 2019 to the date of this Offering, the Company has paid no compensation to its officers or directors. The Company may hire additional officers in the future and pay them directly and may choose to compensate its directors in the future.

Name	Capacity in which compensation was received	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Executive Officers

Mark Ciociola	CEO, President and Secretary	$0	$0	$0

Stephen Paris	CFO and Treasurer	$0	$-	$0

Both Mr. Ciociola and Mr. Paris were issued shares at par value ($.0001) as founders of the Com pany. See the section entitled “Security Ownership of Management and Certain Securityholders” below.

Employment Agreements

The Company has not entered into any employment agreements with its executive officers or other employees to date. It may enter into employment agreements with them in the future.

Stock Incentive Plan

In the future, the Company may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided upon as of the date of this Offering. Stock options or a significant equity ownership position in the Company may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

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Board of Directors

We have not yet sat a board of directors.

None of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint an independent director(s) to our board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company. The Bylaws state that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of his or her acting as a director or officer of the corporation (or a director or officer serving at the request of the corporation in any other capacity for or on behalf of the corporation) against any expenses (including attorneys’ fees, judgments, fines, ERISA or other excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred by such director or officer in respect thereof; provided, however, that, the corporation shall not be obligated to indemnify any such director or officer with respect to proceedings, claims or actions initiated or brought voluntarily by such director and not by way of defense. Expenses that may be subject to indemnification hereunder shall be paid in advance of the final disposition of the action, suit or proceeding to the full extent permitted by Delaware law subject to the corporation’s receipt of any undertaking required thereby. The provisions of this article of the Company’s Bylaws shall be deemed to constitute a contract between the Company and each director or officer who serves in such capacity at any time while this article and the relevant provisions of Delaware law are in effect, and each such director or officer shall be deemed to be serving as such in reliance on the provisions of this article of the Company’s Bylaws, and any repeal of any such provisions or of such article of the Company’s Bylaws shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If a claim under this article of the Company’s Bylaws is not paid in full within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been provided to the corporation) that the claimant has not met the standards of conduct that make it permissible under Delaware law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware law, nor an actual determination by the corporation that the claimant has not met such standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The rights of indemnification and advancement provided by this article of the Company’s Bylaws are not exclusive of any other right to indemnification or advancement provided by law, agreement or otherwise, and shall apply to actions, suits or proceedings commenced after the date hereof, whether or not arising from acts or omissions occurring before or after the adoption hereof, and shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of the Company’s stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their shares of the Company’s stock.

The following table sets forth information regarding beneficial ownership of all classes of our stock by any of our directors or executive officers as of the date of the Regulation A offering:

CAP TABLE ILLUSTRATING OFFICERS AND DIRECTORS VOTING AND NON-VOTING STOCK OUTSTANDING (03/15/2020)

	Voting Common Stock		Voting Common Stock
Name and Position of Officer/Director	Shares Prior to Offering		Shares After Offering
	QTY	%	QTY	%

Mark Ciociola, CEO	350,000	13.80%	350,000	6.32%
Gerald Fitz-Gerald III, EVP Marketing	350,000	13.80%	350,000	6.32%
Steve Paris, CFO	380,000	14.98%	380,000	6.86%
TOTAL	1,080,000	42.58%	1,080,000	19.51%

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS

The Company has issued 30,000 shares of Common Stock in exchange for cash. Our three founders, Mark Ciociola, Gerald Fitz-Gerald, and Steve Paris were issued shares in exchange for cash at par value ($.0001).

In exchange for interest in the Club (as described in “MANAGEMENT’S DISCUSSION AND ANALYSIS”), the Company issued 720,000 shares to owners of the Club. The Company also issued 100,000 shares to the team’s coach, Christian Ziege.

The Company has agreed to issue 12,500 shares to Craig Waibel in exchange for advisory services. This agreement is not in writing.

In exchange for the buildout of the Company’s ecommerce platform, the Company has agreed to issue 100,000 shares to ten24, LLC .

In exchange for graphic design services, the Company has agreed to issue 50,000 shares to Marcus Haslam .

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Bylaws or its Certificate of Incorporation, each Common Stock shareholder shall be entitled to vote. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since the holders of Common Stock issued pursuant to this Offering Circular will continue to be in the minority as a group, they should not expect to be able to influence any decisions by management of the Company through voting on Company matters.

The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Common Stock if it chooses to do so.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The Company anticipates numerous closings to take place during the Offering.

The minimum subscription that will be accepted from an investor is One Thousand Dollars ($1,000.00) (the "Minimum Subscription"). A subscription for One Thousand Dollars ($1,000.00) or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire or ACH (or other payment methods the Company may later add). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the expiration date or until the offer is accepted or rejected by the Company, whichever occurs first.

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The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There is a right of first refusal attached to the Common Stock in this Offering. Aside from this restriction, there are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the Shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than a right of first refusal and those disclosed in this Offering Circular. The Company intends to engage a transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

The right of first refusal is defined in the Company’s Bylaws as follows:

Restrictions on Transfers of Shares. Until the Common Stock of the corporation is listed on an exchange and is made available for trading, no stockholder shall sell, assign, pledge or in any manner transfer any of the shares of Common Stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Section.

(a) If the stockholder receives from anyone a bona fide offer acceptable to the stockholder to purchase any of its shares of Common Stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the price per share and all other terms and conditions of the offer.

(b) For ten (10) days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) the shares specified in the notice at the price and upon the terms set forth in such bona fide offer. In the event the corporation elects to purchase all the shares, it shall give written notice to the selling stockholder of its election and settlement for said shares shall be made as provided below in paragraph (c).

(c) In the event the corporation elects to acquire the shares of the selling stockholder as specified in said selling stockholder’s notice, the Secretary of the corporation shall so notify the selling stockholder and settlement thereof shall be made in cash within fifteen (15) days after the Secretary of the corporation receives said selling stockholder’s notice; provided that if the terms of payment set forth in said selling stockholder’s notice were other than cash against delivery, the corporation shall pay for said shares on the same terms and conditions set forth in said selling stockholder’s notice.

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(d) In the event the corporation does not elect to acquire all of the shares specified in the selling stockholder’s notice, said selling stockholder may, within a sixty-day period following the expiration of the rights granted to the corporation herein, sell elsewhere the shares specified in said selling stockholder’s notice which were not acquired by the corporation, in accordance with the provisions of paragraph (c) of this Section provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in said selling stockholder’s notice. All shares so sold by said selling stockholder shall continue to be subject to the provisions of this Section in the same manner as before said transfer.

(e) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Section:

(i) A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer and shall include any trust established primarily for the benefit of the stockholder or his immediate family.

(ii) A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this Section.

(iii) A stockholder’s transfer of any or all of such stockholder’s shares to the corporation.

(iv) A corporate stockholder’s transfer of any or all of its shares to an affiliate thereof or pursuant to and in accordance with the terms of any merger, consolidation, or reclassification of shares or capital reorganization of the corporate stockholder.

(v) A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders.

(vi) A transfer by a stockholder which is limited or general partnership to any or all of its partners or retired partners, or to any such partner’s or retired partner’s estate. In any such case, the transferee, assignee or other recipient shall receive and hold such Common Stock subject to the provisions of this Section 8.14, and there shall be no further transfer of such Common Stock except in accordance with this Section.

(f) The provisions of this Section may be waived with respect to any transfer either by the corporation, upon duly authorized action of the Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be sold by the selling stockholder). This Section may be amended or repealed only upon the express vote or written consent of the owners of a majority of the voting power of each outstanding class of voting securities of the corporation or by the duly authorized action of the Board of Directors.

(g) Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this Section are strictly observed and followed.

(h) The foregoing right of first refusal shall automatically terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or upon the listing of the securities of the corporation on any stock exchange subject to the Securities Exchange Act of 1934. These provisions of this Section shall also not apply to the corporation’s securities that are sold or granted to shareholders in any private placement or securities prior to the date securities of the corporation are first offered to the public pursuant to a Regulation A offering qualified by the United States Securities and Exchange Commission.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Offering and the registration statement have been audited by Alan T. Schiffman, CPA, PC to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

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ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

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Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Regulation A Offering Statement on Form 1-A with the SEC under the Securities Act of 1933 with respect to the shares of the Common Stock offered hereby. This Preliminary Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

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Fan Owned Club, Inc.

June 30, 2019

Audited Financial Statements

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Fan Owned Club, Inc.

Period Ended June 30, 2019

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Alan T. Schiffman, CPA, PC

Financial Strategists Business Consultants

1166 Dimock Lane Naples, FL 34110

Telephone 239-595-0314; Fax 239-594-7984

Email: ats@naplescpa.net Website: alantschiffman.com

Independent Auditor’s Report

To the Shareholders and Board of Directors of

Fan Owned Club, Inc

Nashville, TN 37209

Report on the Financial Statements

We have audited the accompanying financial statements of Fan Owned Club, Inc. which comprise the balance sheet as of June 30, 2019 and the related statements of operations, shareholders’ equity and cash flows for the period from inception (March 6, 2019) through June 30, 2019 and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fan Owned Club as of June 30, 2019, and the results of its operations and its cash flows for the period from inception (March 6, 2019) through June 30, 2019, in accordance with U.S. generally accepted accounting principles.

Alan T. Schiffman, CPA, PC

Naples, Florida

February 24, 2020

March 15, 2020 as to Note 6, Common stock only

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Fan Owned Club, Inc.

Balance Sheet

June 30, 2019

(See Accountant's Audit Report)

ASSETS

Current Assets
Cash	$14,334
Deferred syndication costs	$5,000
Total assets	$19,334

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accrued expenses	$5,000
Total Liabilities	$5,000
Shareholders' equity
Common stock: $0.0001 Par Value; 110,000,000 Shares Authorized; 40,000 Issued and Outstanding	$4
Paid in Surplus	$39,996
Retained Earnings ( Deficit)	(25,666)
Total Shareholders' Equity	$14,334
Total liabilities and shareholders' equity	$19,334

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Fan Owned Club, Inc.
Statement of Operations and Comprehensive Loss
Period Ended June 30, 2019

Income	$-

General and Administrative Expenses	25,666

Net Loss from Operations	25,666

Net Loss Prior to Provision for Income Taxes	25,666

Provision for Income Taxes	-

Net Loss	25,666

Other Comprehensive Income	-

Comprehensive Loss	$25,666

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Fan Owned Club, Inc.
Statement of Changes in Stockholders’ Equity
Period Ended June 30, 2019

		Accumulated
	Voting	Deficit	Total
Inception March 6, 2019

Issuance of common stock	$4		$40,000
Paid in Surplus	$39,996
Net loss		(25,666)	(25,666)

Balance as of June 30, 2019	$40,000	$(25,666)	$14,334

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Fan Owned Club, Inc.
Statement of Cash Flows
Period Ended June 30, 2019

Cash Flows from Operating Activities:
Net Loss	$(25,666)
Adjustments to Reconcile Net Loss to Net Cash from Operating Activities:

Cash from Operating Activities:
Change in Operating Assets and Liabilities
Prepaid Syndication Expenses	(5,000)
Accounts Payable	5,000
Net Cash Used in Operating Activities	(25,666)

Cash Flows From Investing Activities:	-

Cash Flows From Financing Activities:
Issuance of Common Stock	40,000
Net Cash Provided by Financing Activities	40,000

Net Increase in Cash	14,334

Cash - Beginning of Period	-

Cash - End of Period	$14,334

Supplemental disclosure of non-cash financing and investing activities
Exchange of common stock for expenses	$25,666

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FAN OWNED CLUB, INC

Notes to Financial Statements

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Fan Owned Club, Inc. (the “Company”) was incorporated on March 6, 2019 as a Delaware Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Delaware. The Company’s year end is December 31st.

The Company is formed to enable United States soccer fans to purchase a minority ownership interest in a European professional soccer club. The Company will provide investors with unique insider access to the management and operations of a professional team including opportunities to interact with front office staff, coaches and players, as well as the chance to benefit financially from the future successes of the club.

Basis of Presentation and Use of Estimates

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These require the use of estimates and assumptions that affect the assets and liabilities reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Deferred Syndication Expenses

Financial Accounting Standard Board Accounting Standards Codification number 340-10-S99-1, Other Assets and Deferred Costs, allows specific, incremental costs directly related to securities offerings to be deferred and charged against the gross proceed of the offering. The Company defers applicable syndication expenses based on this criteria. The Company will write off all deferred syndication expenses if a securities offering is aborted.

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Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes 3 levels of inputs that may be used to measure fair value. The 3 levels are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

Income Taxes

The Company is a C Corporation under the Internal Revenue Code and a similar section of the state code.

All income tax amounts reflect the use of the liability method under accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes arising primarily from differences between financial and tax reporting purposes. Current year expense represents the amount of income taxes paid, payable or refundable for the period.

Deferred income taxes, net of appropriate valuation allowances, are determined using the tax rates expected to be in effect when the taxes are actually paid. Valuation allowances are recorded against deferred tax assets when it is more likely than not that such assets will not be realized. When an uncertain tax position meets the more likely than not recognition threshold, the position is measured to determine the amount of benefit or expense to recognize in the financial statements.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of June 30, 2019, there is no year open to examination with federal, state and local governmental authorities. To the extent penalties and interest are incurred through an examination, they would be included in the income tax section of the statement of operations and comprehensive loss.

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Recent Accounting Pronouncements

Fair Value Measurement - In August 2018, the FASB issued ASU 2018-13, Disclosure Framework (Topic 820) - Changes to the Disclosure Requirement for Fair Value Measurement. This guidance removes or modifies various disclosures relating to the activity or reconciliation of Level 1, Level 2 and Level 3 fair value measurements. It is effective for interim and annual periods beginning after December 15, 2019. Management will evaluate this guidance and the impact it will have on the financial statements.

NOTE 2 - RISKS AND UNCERTANTIES

The Company generated no revenue for the period ended June 30, 2019. The Company is currently in the process of securing investor financing and commencing operations. However, there can be no assurance that the Company will successfully be able to generate equity financing or fully commence operations. Failure to secure equity financing or fully commence operations could adversely affect the Company’s ability to achieve its business objective and the results of its operations.

NOTE 3 - CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance.

NOTE 4 - DEFFERED SYNDICATION EXPENSES

As of June 30, 2019, the Company has $5,000 in deferred syndication expenses that are related to its securities offering. The securities offering expenses are primarily comprised of legal and accounting expenses. Subsequent to June 30, 2019, an additional $25,000 was paid to the law firm registering the securities.

NOTE 5 - RELATED PARTY TRANSACTIONS

Related Party Capital Contribution

As of June 30, 2019, an officer of the Company invested an additional $30,000 for the purchase of thirty thousand (30,000) shares of Common Stock.

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NOTE 6 - COMMON STOCK

Whereas, the Shareholders’ equity was comprised of two classes of common stock; Voting Common Stock and Common Stock more fully described below, due to the amended and restated Articles of Incorporation as of December 31, 2019 only one class of common stock now exists.

Voting Common Stock:

Voting Common Stock has a par value of $0.0001, has 20,000,000 shares authorized and 40,000 issued and outstanding as of June 30, 2019. Each shareholder shall have one vote for each share held by such shareholder.

Subsequent to June 30, 2019, 2,406,168 shares of Common Stock have been issued: 1,050,000 to the founders (representing 42%), 820,000 to certain persons related to the soccer club (see Note 10 below), 237,500 to contractors and 298,668 to independent investors in exchange for cash and or services. During the month of March 2020, an additional 90,000 common shares were sold to independent investors for cash.

Through this Offering Circular, the Company is offering to sell to the public, up to 3,000,000 shares of common stock at a price of $10.00 per share of common stock. The common shares have one vote per share and have a par value of $0.0001 per share

NOTE 7 - INCOME TAXES

The Company has approximately $5,100 in net operating losses for the period ended June 30, 2019. The net operating loss will be carried forward indefinitely.

NOTE 8 - FAIR VALUE MEASUREMENTS

Due to their short term nature, the carrying values of cash, deferred syndication expenses and accounts payable approximate their fair values at June 30, 2019.

NOTE 9 - COMMITMENTS AND CONTINGENT LIABILITIES

As of June 30, 2019, the Company has a remaining commitment with securities counsel to provide syndication related services in the amount of $25,000.

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At June 30, 2019, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

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NOTE 10 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events for the period from July 1, 2019 through February 24, 2020, the date the financial statements were available to be issued, and there were no events to report other than the following:

Purchase of 49.9% interest in Austrian Soccer Association

Pursuant to an Investment Framework Agreement, dated December 19, 2019 (Agreement), the Company purchased a 49.9% interest (the maximum allowed by the Österreichischer Fußball-Bund (ÖFB)), in Fussballclub Pinzgau Saalfelden, an association which is the sole shareholder of FC Pinzgau Saalfelden Gmbh, a limited liability company (Club) incorporated in Austria, April 13, 2018, to exploit the business of the Football Club. The purchase price of the 49.9% interest was EUR 434,750, (USD: $483,616*).

The Agreement provides that the seller of the 49.9% interest, shall increase its capital from EUR 35,000 to EUR 69,750, and that the Company shall be solely entitled to subscribe for such newly issued shares of capital upon the payment of the purchase price of EUR 434,750. The Football Club means collectively, the players, coaches and staff members who are taking part in the regular championship performance in any football league.

The Club has a lease for the use of a stadium which expires June 30, 2020, subject to renewal until a new lease is executed. Based upon management, the revised lease terms will include the following (in US $); term 25 years, annual rent $11,125, Price per ticket, $1.1124 and rent not to exceed $22,250. ,For a more comprehensive discussion regarding the stadium lease see discussion elsewhere herein.

The purchase price is to be paid for the Club is as follows:

Payment made by December 31, 2019	EUR 34,750 (USD 38,656*)
Within sixty days after the Company commenced
Selling the shares offered herein	EUR 200,000 (USD; $222,480*)
December 31, 2020	EUR 200,000 (USD; $222,480*)

•	Based upon a conversion rate as of December 19, 2019 of USD $ 1.1124: EUR 1

The management prepared, unaudited balance sheet financial highlights of FC Pinzgau Saalfelden Gmbh (the Club) as of December 31, 2018 and June 30, 2019 and the unaudited financial highlights of the Statements of Operations for the period from April 13, 2018 (inception) to December 31, 2018, and for the six months ended June 30, 2019, are presented in US Dollars using the above conversion rate. The above stated financial statements are as follows:

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FC Pinzgau Saalfelden Gmbh

Balance Sheets – Highlights

(Unaudited)

	2018 (i)	2019 (ii)
Assets
Capital assets, net	$71,360	$67,400
Current assets	$2,480	$11,100
Receivables and other assets	$29,395	$15,315
Total	$103,235	$93,815

Liabilities and Member Equity (Deficiency )

Notes payable, banks	$174,805	$195,720
Liabilities, other	$13,940	$10,620
Member equity:
Capital	$38,935	$38,935
Capital contribution, unpaid	$(33,370)	$(33,370)
Deficit	$(91,070)	$(118,090)
Total	$103,235	$93,815

FC Pinzgau Saalfelden Gmbh

Statement of Operations – Highlights

(Unaudited)

	2018 (iii)	2019 (iv)
Revenues	$83,420	$30,780
Operating expenses	$172,950	$56,960
Net loss	$91,070	$27,020

(i)	As of December 31, 2018
(ii)	As of June 30, 2019
(iii)	For the period from April 13, 2018 (inception) through December 31, 2018
(iv)	For the six months ended June 30, 2019

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PART III: EXHIBITS

Index to Exhibits

Description	Item Exhibit
Charters (including amendments)	Item 17.2	1A-2.1
Bylaws	Item 17.2	1A-2.2
Charter – Verein	Item 17.2	1A-2.3
Charter – GmbH	Item 17.2	1A-2.4
Subscription Agreement	Item 17.4	1A-4.1
Material Contract – FCPS Lease	Item 17.6	1A-6.1
Material Contract – Framework Agreement	Item 17.6	1A-6.2
Material Contract – ten24, LLC	Item 17.6	1A-6.3
Material Contract – Mark Haslam	Item 17.6	1A-6.4
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion	Item 17.12	1A-12

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on March 25 , 2020

Fan Owned Club, Inc.,

Date: March 25 , 2020	By:	/s/ Mark Ciociola
Mark Ciociola
Chief Executive Officer and Director (principal executive officer)

Date: March 25 , 2020	By:	/s/ Stephen Paris
Stephen Paris
Chief Financial Officer and Director (principal financial officer, principal accounting officer)

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ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

This offering statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

Fan Owned Club, Inc.,

Date: March 25 , 2020	By:	/s/ Mark Ciociola
Mark Ciociola
Chief Executive Officer and Director (principal executive officer)

Date: March 25 , 2020	By:	/s/ Stephen Paris
Stephen Paris
Chief Financial Officer and Director (principal financial officer, principal accounting officer)

______________

1 http://www.forbes.com/sites/kristidosh/2018/09/30/measuring-the-cost-of-being-a-sports-fan/#5ef07d965e54, Sep 30, 2018

2 http://datascience.berkeley.edu/analysis-cost-of-being-sports-fan/

3 Source: Atlanta United FC as posted on Reddit MLS

4 http://www.sportsbusinessdaily.com/Journal/Issues/2018/05/07/Media/Podcast.aspx, May 7, 2018

5 http://flurrysports.org/growth-of-fantasy-sports-infographic/, February 7, 2018

6 http://www.cheatsheet.com/sports/who-owns-the-green-bay-packers.html/, September 9, 2018

7 http://www.soctakes.com/2018/04/18/too-small-to-succeed-the-perils-of-owning-a-lower-division-pro-soccer-team/ April 18, 2018

11 In January of 2019, Chattanooga FC, an amateur soccer team playing in the National Premier Soccer League, offered public shares of the team through the crowd funding website wefunder.com (link) to raise funds to defend against the recently announced establishment of a competitor USL Division III soccer team that began play in Chattanooga in 2019. As of January 31, 2019 they had raised $472,62 of their target of $1,070,000 from 1732 investors and over $872,125 as of July 1, 2019.

12 http://digitalcommons.brockport.edu/cgi/viewcontent.cgi?article=1068&context=honors,“A Financial Analysis of Publicly Traded Professional Sports Teams,” May 2011

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